                                                       FILED # C20941-97
                                                         OCT 19 2000
                                                       IN THE OFFICE OF
                                                         DEAN HELLER
                                                DEAN HELLER SECRETARY OF STATE


            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)


                           OXY GENERAL CORPORATION
            -----------------------------------------------------
                             Name of Corporation

     I, the undersigned President and Secretary of Oxy General Corporation, do hereby certify:

     That the Board of Directors of Oxy General Corporation consented in writing on the 1st day of October, 2000 and adopted a resolution to amend the articles of incorporation of Oxy General Corporation as follows:

     Article First - is hereby amended as follows:


     FIRST.  The name of the corporation is Wrap-N-Roll USA, Inc.


     I further certify that the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     This Certificate of Amendment shall be effective on November 17, 2000 or upon filing of this Certificate of Amendment with the Nevada Secretary of State, whichever is later.

                                           /S/ CLIFF HALLING
                                      ----------------------------------------
                                       Cliff Halling, President and Secretary


State of UTAH       )
                    ) ss.
County of SALT LAKE )

     On the 10TH day of OCTOBER, 2000, personally appeared before me, a Notary Public, CLIFF HALLING, who acknowledged that she executed the above instrument.

S                                   /S/ TAMMY GEHRING
E                               ----------------------------------
A                                  Notary Public
L


                                                                           38